     As filed with the Securities and Exchange Commission on March 19, 1999
                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    THQ INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                                  13-3541686
         (State or Other Jurisdiction                     (I.R.S. Employer
       of Incorporation or Organization)                 Identification No.)


                          5016 North Parkway Calabasas
                           Calabasas, California 91302
             (Address of Principal Executive Offices with Zip Code)

                       GAMEFX, INC. 1997 STOCK OPTION PLAN
                              (Full Title of Plan)

                                BRIAN J. FARRELL
                      President and Chief Executive Officer
                                    THQ Inc.
                          5016 North Parkway Calabasas
                           Calabasas, California 91302
                                 (818) 591-1310
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:

                             KENNETH H. LEVIN, Esq.
                                 Sidley & Austin
                              555 West Fifth Street
                          Los Angeles, California 90013

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
       TITLE OF                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM
   SECURITIES TO BE           AMOUNT TO BE           OFFERING PRICE             AGGREGATE               AMOUNT OF
      REGISTERED               REGISTERED             PER SHARE(1)          OFFERING PRICE(1)      REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01         9,870 shares               $19.8125                $195,549                 $54.36
       par value
======================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1993, as amended, based upon the exercise price of $19.8125, the average of the high and low prices of the above described shares on the NASDAQ National Market System on March 17, 1999 as reported by the National Association of Securities Dealers Automated Quotation System.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by THQ Inc., a Delaware corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, are incorporated by reference and are made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, June 31, September 30, 1998.

         (c) The Company's Current Reports on Form 8-K dated January 6, March 30, May 1, July 27, August 12 and September 8, 1998, January 8, 1999 and the Current Report on Form 8-K/A dated March 10, 1999; and

         (d) The Company's Registration Statement on Form 8-A (Registration No. 0-18813), filed with the Commission on September 23, 1991.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (d) above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Common Stock is registered under Section 12 of the Exchange Act. See Item 3(d) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, i.e., a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

                  Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

                  Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

                  The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  Brian J. Farrell, the President and Chief Executive Officer and a director of the Company, has entered into an employment agreement with the Company pursuant to which the Company has agreed to indemnify Mr. Farrell for losses, liabilities, damages and expenses incurred as a result of his acting on behalf of the Company, subject to certain conditions and limitations.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


Exhibit Number         Description of Exhibit
--------------         ----------------------
      4.1              Certificate of Incorporation (Filed as Exhibit 3.1 to the
                       Company's Registration Statement on Form S-3 (File No
                       333-32221) (the "Form S-3"), and incorporated herein by
                       reference).

      4.2              Amendment to Certificate of Incorporation (Filed as
                       Exhibit 3.2 to the Form S-3, and incorporated herein by reference).

      4.3              Amended and Restated Bylaws (Filed as Exhibit 3.3 to the
                       Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 and incorporated herein by reference).

      4.4*             GameFx, Inc. 1997 Stock Option Plan.

      4.5*             GameFx, Inc. 1997 Stock Option Plan Amended and Restated
                       Notice of Stock Option Grant

      5*               Opinion of Sidley & Austin.

      23.1*            Consent of Deloitte & Touche LLP.

      23.2*            Consent of Sidley & Austin (Included in Exhibit 5).

      24.1* Powers of Attorney (Set forth on the signature page hereto).


----------

*    Filed herewith

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and the high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas and State of California on the 1st day of March, 1999.


                                         THQ Inc.


                                         By: /s/ Brian J. Farrell
                                             ----------------------------------
                                             Brian J. Farrell, President and
                                             Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Brian J. Farrell and Fred A. Gysi, and each of them, his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                                        Title                                   Date
---------                                        -----                                   ----
/s/ Brian J. Farrell                    Director, President and Chief                March 1, 1999
Brian J. Farrell                        Executive Officer (Principal
                                        Executive Officer)


/s/ Lawrence Burstein                   Director                                     February 25, 1999
Lawrence Burstein


/s/ Bruce Jagid                         Director                                     March 1, 1999
Bruce Jagid

/s/ Jeffrey C. Lapin                    Director                                     March 1, 1999
Jeffrey C. Lapin

/s/ L. Michael Haller                   Director                                     March 1, 1999
L. Michael Haller

/s/ James L. Whims                      Director                                     March 1, 1999
James L. Whims

/s/ Fred A. Gysi                        Vice President-Finance and                   March 1, 1999
Fred A. Gysi                            Administration, Chief Financial
                                        Officer and Secretary
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

                                INDEX OF EXHIBITS


Exhibit Number         Description of Exhibit
--------------         ----------------------
      4.1              Certificate of Incorporation (Filed as Exhibit 3.1 to the
                       Company's Registration Statement on Form S-3 (File No
                       333-32221) (the "Form S-3"), and incorporated herein by
                       reference.

      4.2              Amendment to Certificate of Incorporation (Filed as
                       Exhibit 3.2 to the Form S-3, and incorporated herein by reference).

      4.3              Amended and Restated Bylaws (Filed as Exhibit 3.3 to the
                       Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 and incorporated herein by reference).

      4.4*             GameFx, Inc. 1997 Stock Option Plan.

      4.5*             Form of Stock Option Agreement for GameFx, Inc. 1997
                       Stock Option Plan.

      5* Opinion of Sidley & Austin regarding the validity of the securities being registered.

      23.1*            Consent of Deloitte & Touche LLP.

      23.2*            Consent of Sidley & Austin, incorporated by reference to
                       Exhibit 5.

      24.1*            Powers of Attorney (included on signature page)


--------------

*    Filed herewith